InsPro Technologies Corporation Announces Physicians Mutual Selects InsPro Enterprise

InsPro Enterprise application suite to provide Physicians Mutual with speed to market for new products and a single platform to administer all lines of business

Radnor, PA – April 14, 2011 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading software innovator of flexible, comprehensive insurance solutions supporting a wide range of group and individual products, today announced that Omaha-based Physicians Mutual, a national leader in individual health, life and retirement insurance products, has selected the InsPro Enterprise application suite for full administration of their insurance product portfolio.

Dan Simpson, Senior Vice President and Chief Information Officer with Physicians Mutual, commented on the company’s InsPro selection, “We are confident in our selection of InsPro and were impressed with the Inspro Enterprise Policy Administration System.”

Implementation of the system will include the entire InsPro Enterprise suite to consolidate Physicians Mutual’s three existing policy administration systems to a single platform in an InsPro hosted environment. Simpson said the system will enable Physicians Mutual to better manage multiple product lines and help the company deploy new products quickly.

InsPro Technologies, LLC President and CEO, Bob Oakes said, “We are excited to partner with Physicians Mutual and work together to cost-effectively enhance their competitive advantages. They are an innovative company with unique product features and we look forward to a long-term, successful, and mutually beneficial relationship.”

“With flexibility in processing and speed to market being key competitive advantages in today’s insurance market, we believe the InsPro solution will enable us to excel at both,” added Simpson.

About Physicians Mutual

Founded in 1902, Physicians Mutual is rated in the top one percent of all insurance companies. Physicians Mutual Insurance Company offers reliable Medicare Supplement, dental, supplemental health and long-term care insurance. Physicians Life Insurance Company, a subsidiary of Physicians Mutual, provides important life insurance coverage and annuities. The companies have total assets exceeding $2.9 billion and consistently maintain some of the highest financial strength ratings in the nation from independent insurance analysts, including A.M. Best Company and Weiss Ratings.

Physicians Mutual is headquartered in Omaha, Neb. and employs nearly 1,000 employees. To learn more about the company, please visit www.PhysiciansMutual.com.

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end, web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies Corporation and InsPro Enterprise please visit www.inspro.com or call (610) 872-6135.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the capabilities and growth potential of our technology platform and providing the financial support and resources needed to demonstrate the strength of this growing technology business. Forward-looking statements provide InsPro Technologies current expectations or forecasts of future events.  Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov.  InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

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Contact:

Susan Douglas,
Solomark Associates
847.895.2634
susan@solomark.com